Exhibit 3.35

File Number 5067-765-6

State of Illinois

Office of

The Secretary of State

Whereas,             ARTICLES OF AMENDMENT AND RESTATED ARTICLES TO THE ARTICLES OF INCORPORATION OF                         UNIVERSAL OUTDOOR, INC.                         INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.

Now Therefore, I, George H. Ryan, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 1ST day of AUGUST A.D. 1996 and of the Independence of the United States the two hundred and 21ST.

C-122.2	/s/ George H. Ryan
Secretary of State

Form: BCA-10.30 (Rev. Jan. 1995)	ARTICLES OF AMENDMENT and Restatement	File # 5067-765-6

George H. Ryan Secretary of State Department of Business Services Springfield, IL 62756 Telephone (217) 782-1832	FILED AUG 01 1996 GEORGE H. RYAN SECRETARY OF STATE	SUBMIT IN DUPLICATE This space for use by Secretary of State Date 8/1/96
Remit payment in check or money		Franchise Tax	$
order, payable to “Secretary of State.”		Filing Fee*	$2500
		Penalty	$
* The filing fee for articles of amendment-$25.00		Approved:	2500

		PAID AUG 02 1996

1.	CORPORATE NAME: UNIVERSAL OUTDOOR, INC.

(Note 1)

2.	MANNER OF ADOPTION OF AMENDMENT:

The following amendment of the Articles of Incorporation was adopted on July 26, 1996 in the manner indicated below, (“X” one box only)

☐	By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;

(Note 2)

☐	By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;

(Note 2)

☐	By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;

(Note 3)

☐

By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;

(Note 4)

☐

By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;

(Notes 4 & 5)

☒

By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.

(Note 5)

3.	TEXT OF AMENDMENT:

a.	When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

Article I: The name of the corporation is:

EXPEDITED
(NEW NAME)	AUG 1 1996
SECRETARY OF STATE

All changes other than name, include on page 2

(over)

Text of Amendment

b.	(If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.)

SEE ATTACHED SCHEDULE I

4.

The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (If not applicable, insert “No change”)

NO CHANGE

5.

(a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (if not applicable, insert “No change”)

NO CHANGE

(b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert “No change”)

NO CHANGE

	Before Amendment	After Amendment
Paid-in Capital	$	$

(Complete either Item 6 or 7 below. All signatures must be in BLACK INK.)

6.	The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated	July 26, 1996	UNIVERSAL OUTDOOR, INC.
(Exact Name of Corporation at date of execution)

attested by	/s/ Paul G. Simon	by	/s/ Brian T. Clingen
	(Signature of Secretary or Assistant Secretary)		(Signature of President or Vice President)
	Paul G. Simon, Secretary		Brian T. Clingen, Vice-President
	(Type or Print Name and Title)		(Type or Print Name and Title)

7.	If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

Dated , 19

NOTES and INSTRUCTIONS

NOTE 1:	State the true exact corporate name as it appears on the records of the office of the Secretary of State, BEFORE any amendments herein reported.

NOTE 2:	Incorporators are permitted to adopt amendments ONLY before any shares have been issued and before any directors have been named or elected. (§ 10.10)

NOTE 3:	Directors may adopt amendments without shareholder approval in only seven instances, as follows:

(a)	to remove the names and addresses of directors named in the articles of incorporation;

(b)	to remove the name and address of the initial registered agent and registered office, provided a statement pursuant to § 5.10 is also filed;

(c)	to increase, decrease, create or eliminate the par value of the shares of any class, so long as no class or series of shares is adversely affected.

(d)	to split the issued whole shares and unissued authorized shares by multiplying them by a whole number, so long as no class or series is adversely affected thereby;

(e)

to change the corporate name by substituting the word “corporation”, “incorporated”, “company”, “limited”, or the abbreviation “corp.”, “inc.”, “co.”, or “ltd.” for a similar word or abbreviation in the name, or by adding a geographical attribution to the name;

(f)	to reduce the authorized shares, of any class pursuant to a cancellation statement filed in accordance with § 9.05,

(g)	to restate the articles of incorporation as currently amended. (§ 10.15)

NOTE 4:	All amendments not adopted under § 10.10 or § 10.15 require (1) that the board of directors adopt a resolution setting forth the proposed amendment and (2) that the shareholders approve the amendment.

Shareholder approval may be (1) by vote at a shareholders’ meeting (either annual or special) or (2) by consent, in writing, without a meeting.

To be adopted, the amendment must receive the affirmative vote or consent of the holders of at least 2/3 of the outstanding shares entitled to vote on the amendment (but if class voting applies, then also at least a 2/3 vote within each class is required).

The articles of incorporation may supersede the 2/3 vote requirement by specifying any smaller or larger vote requirement not less than a majority of the outstanding shares entitled to vote and not less than a majority within each class when class voting applies. (§ 10.20)

NOTE 5:

When shareholder approval is by consent, all shareholders must be given notice of the proposed amendment at least 5 days before the consent is signed. If the amendment is adopted, shareholders who have not signed the consent must be promptly notified of the passage of the amendment. (§§ 7.10 & 10.20)

Schedule I

THIRD RESTATED ARTICLES OF INCORPORATION

ARTICLE ONE	The name of the Corporation is UNIVERSAL OUTDOOR, INC. (the “Corporation”) incorporated on June 12, 1975.

ARTICLE TWO	The name and address of the registered agent and its registered office are:

Paul G. Simon 321 North Clark Street Suite 1010 Chicago, Illinois 60610 Cook County

ARTICLE THREE	The purpose or purposes for which the Corporation is organized are:

To engage in the selling and placing of space for all forms of billboard, sign and display advertising; to act as agent, broker, representative, or in any other capacity, for others in the sale of space for advertising purposes; and to do a general advertising business in all its branches.

To manufacture, install, supply, maintain, lease and operate billboard sign boards and all other types of signs; and to acquire businesses of one or more so engaged.

To manufacture, buy, sell, job, trade in or otherwise deal in goods, wares and merchandise of every kind, nature and description.

To do all things proper, incidental and conducive to the attainment of such purposes.

To engage in the transaction of any or all lawful business for which the Corporations may be incorporated under the Illinois Business Corporation Act.

ARTICLE FOUR	The authorized shares Shall be:

	Class	Par Value Per Share	Number of Shares Authorized
	Common	$0.01	1,000,000

ARTICLE FIVE	The number of shares issued as of the date hereof, and the amount of paid-in capital of the Corporation are:

	Class	Par Value Per share	Number of Shares Issued	Amount of Paid-in. Capital
	Common	$0.01	10,000	$13,203,794

AMENDED
ARTICLE SIX	Paragraph 1: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise required by law. The number of directors constituting the entire Board of Directors of the Corporation shall be as set forth in the By-Laws.

Paragraph 2: In all elections for directors, every shareholder shall have the right to vote the number of shares owned by such shareholder for as many persons as there are directors to be elected. Shareholders shall have no right to cumulate such votes.

Paragraph 3: Subject to paragraph 4 of this ARTICLE SIXTH or as otherwise required by law, the Board of Directors shall take action in the manner provided for in the By-Laws of the Corporation.

Paragraph 4: So long as Kelso Investment Associations V, L.P. a Delaware limited partnership, Kelso Equity Partners V, L.P., a Delaware limited partnership, and the individuals named on the signature page to that certain Agreement and Plan of

2

Recapitalization dated July 26, 1996 shall beneficially own, in the aggregate, more than 10% of the outstanding shares of Universal Outdoor Holdings, Inc., a Delaware corporation (“Holdings”), the Board of Directors shall use its best efforts to cause the Board of Directors of the Corporation to be comprised at all times of the directors as are the directors of Holdings at such time.

ARTICLE SEVEN	Dividends may be declared and paid upon the Common Stock out of the assets of the Corporation legally available “therefor, when and as determined by the Board of Directors, in its discretion.

ARTICLE EIGHT	The holders of the Common Stock shall be entitled to receive, in the event of any liquidation, dissolution or winding up of the Corporation, all of the assets of the Corporation available for distribution to shareholders. In such event, each holder of the Common Stock shall receive such fraction of such assets as shall be equal the total number of shares of Common Stock held by such holder divided by the total number of shares of Common Stock then issued and outstanding.

AMENDED
ARTICLE NINTH	Any action by the Board of Directors of the corporation or by the Corporation with respect to the appointment, removal or replacement of each of the chief executive officers of the Corporation who shall be the Chairman of the Board and the President, respectively, of the Corporation shall require the approval of the holders of a majority of the outstanding shares of Common Stock.

ARTICLE TENTH	In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation; provided, that no by-law shall at any time be inconsistent with any provision of these Articles.

Document Number:	0113104.02
7-25-96/05:37 pm

3

File Number 5067-765-6

State of Illinois

Office of

The Secretary of State

Whereas,             ARTICLES OF MERGER OF                          UNIVERSAL OUTDOOR, INC.                         INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.

Now Therefore, I, George H. Ryan, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 18TH day of NOVEMBER A.D. 1996 and of the Independence of the United States the two hundred and 21ST.
George H. Ryan Secretary of State

C-212.2

Form BCA-11.25 (Rev. Jan. 1995)	ARTICLES OF MERGER CONSOLIDATION OR EXCHANGE		File # 5067-765-6
George H. Ryan Secretary of State Department of Business Services Springfield, IL 62756 Telephone (217) 782-6961	FILED NOV 18 1996 GEORGE H. RYAN SECRETARY OF STATE	PAID NOV 19 1996	SUBMIT IN DUPLICATE
This space for use by Secretary of State Date 11/18/96 Filing Fee $ 100.00 Approved:

DO NOT SEND CASH!

Remit payment in check or money order, payable to “Secretary of State.”

Filing Fee is $100, but if merger or consolidation of more than 2 corporations, $50 for each additional corporation.

1.	Names of the corporations proposing to merge, and the state or country of their incorporation:

Name of Corporation	State or Country of Incorporation	Corporation File No.
Universal Outdoor, INC.	Illinois

Naegele Outdoor Advertising Company	Delaware	NR

2.	The laws of the state or country under which each corporation is incorporated permit such merger, consolidation or exchange.

3.	(a) Name of the surviving corporation: Universal Outdoor, Inc.

(b) it shall be governed by the laws of: Illinois

4.	Plan of merger is as follows: (SEE ATTACHED EXHIBIT A)

If not sufficient space to cover this point, add one or more sheets of this size.

EXPEDITED

NOV 10 1996

SECRETARY OF STATE

5.	Plan of merger was approved, as to each corporation not organized in Illinois, in compliance with the laws of the state under which it is organized, and (b) as to each Illinois corporation as follows:

(The following items are not applicable to mergers under §11.30 —90% owned subsidiary provisions. See Article 7.)

(Only “X” one box for each corporation)

By the shareholders, a resolution of the board of directors having been duly adopted and submitted to a vote at a meeting of shareholders. Not less than the minimum number of votes required by statute and by the articles of incorporation voted in favor of the action taken.

            (§11.20)

By written consent of the shareholders having not less than the minimum number of votes required by statute and by the articles of Incorporation. Shareholders who have not consented in writing have been given notice in accordance with §7.10(§ 11,220)	By written consent of ALL the shareholders entitled to vote on the action, in accordance with § 7.10 & § 11.20

Name of Corporation

	☐	☐	☐

	☐	☐	☐

	☐	☐	☐

	☐	☐	☐

	☐	☐	☐

6.	(Not applicable if surviving, new or acquiring corporation is an Illinois corporation)

It is agreed that, upon and after the issuance of a certificate of merger, consolidation or exchange by the Secretary of State of the State of Illinois:

a.

The surviving, new or acquiring corporation may be served with process in the State of Illinois in any proceeding for the enforcement of any obligation of any corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange and in any proceeding for the enforcement of the rights of a dissenting shareholder of any such corporation organized under the laws of the State of Illinois against the surviving, new or acquiring corporation.

b.

The Secretary of State of the State of Illinois shall be and hereby is irrevocably appointed as the agent of the surviving, new or acquiring corporation to accept service of process in any such proceedings, and

c.

The surviving, new, or acquiring corporation will promptly pay to the dissenting shareholders of any corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange the amount, if any, to which they shall be entitled under the provisions of “The Business Corporation Act of 1983” of the State of Illinois with respect to the rights of dissenting shareholders.

7.	(Complete this item if reporting a merger under § 11.30—90% owned subsidiary provisions.)

a.

The number of outstanding shares of each class of each merging subsidiary corporation and the number of such shares of each class owned immediately prior to the adoption of the plan of merger by the parent corporation, are:

Name of Corporation Naegele Outdoor Advertising Company	Total Number of Shares Outstanding of Each Class 1,000	Number of Shares of Each Class Owned Immediately Prior to Merger by the Parent Corporation 1,000

b.	(Not applicable to 100% owned subsidiaries)

The date of mailing a copy of the plan of merger and notice of the right to dissent to the shareholders of each merging subsidiary corporation was                     , 19         .

Was written consent for the merger or written waiver of the 30-day period by the holders of all the outstanding shares of all subsidiary corporations received?            ☐  Yes            ☐  No

(if the answer is “No,” the duplicate copies of the Articles of Merger may not be delivered to the Secretary of State until after 30 days following the mailing of a copy of the plan of merger and of the notice of the right to dissent to the shareholders of each merging subsidiary corporation.)

8. The undersigned corporations have caused these articles to be signed by their duly authorized officers, each of whom affirms, under penalties of perjury, that the facts staled herein are true. (All signatures must be in BLACK INK.)

Dated November 18, 1996			UNIVERSAL OUTDOOR, INC.
(Exact Name of Corporation)

attested by	/s/ Paul G. Simon	by	/s/ Brian T. Clingen
	(Signature of Secretary or Assistant Secretary)		(Signature of President or Vice President)

	Paul G. Simon – V.P. and Secretary		Brian T. Clingen – V.P. and CEO
	(Type or Print Name and Title)		(Type or Print Name and Title)

Dated	, 19
(Exact Name of Corporation)

attested by		by
	(Signature of Secretary or Assistant Secretary)		(Signature of President or Vice President)

	(Type or Print Name and Title)		(Type or Print Name and Title)

Dated	, 19
(Exact Name of Corporation)

attested by		by
	(Signature of Secretary or Assistant Secretary)		(Signature of President or Vice President)

	(Type or Print Name and Title)		(Type or Print Name and Title)

C-195.4

EXHIBIT A

PLAN OF MERGER

PLAN OF MERGER entered into on the date hereof by UNIVERSAL OUTDOOR, INC., an Illinois corporation (the “Company”), and approved by resolution adopted by its Board of Directors on the date hereof attached hereto as Schedule I.

WHEREAS, the Company is a business corporation of the State of Illinois located at 321 N. Clark Street, City of Chicago, County of Cook;

WHEREAS, the Company is the sole holder of all the issued and outstanding capital stock of Naegele Outdoor Advertising-Company, a Delaware corporation-(“Holdings”);

WHEREAS, “The Business Corporation Act of 1983,” as amended (the “Act”), permits a merger of a wholly-owned subsidiary with and into its parent corporation;

WHEREAS, The General Corporation Law of the State of Delaware (the “Delaware Law”) permits the merger of a subsidiary corporation with and into its parent corporation;

WHEREAS, the Board of Directors of the Company deem it advisable and have heretofore approved by resolution, that the Company take any and all action to effectuate the merger of Holdings with and into the Company in accordance with the provisions of the Act and Delaware Law, pursuant to the terms set forth below:

FIRST:	Holdings shall be merged with and into the Company, which shall be the surviving corporation from and after the effective time of the merger and which is sometimes hereafter referred to as the “surviving corporation,” and which shall continue to exist as said surviving corporation under its present name, pursuant to the provisions of the Act. The separate existence of Holdings, which is sometimes hereinafter referred to as the “merging corporation,” shall cease at said effective time in accordance with the provisions of the Delaware Law.

SECOND:	The Company owns 100% of the issued and outstanding shares of capital stock of Holdings and there are no other shareholders of record with respect to the capital stock of Holdings.

THIRD:	Immediately prior to the consummation of the merger, Holdings is solvent.

FOURTH:	The directors and officers of the Company shall be the directors and officers of the surviving corporation upon consummation of the merger.

FIFTH:	The present by-laws of the Company shall be the by-laws of the surviving corporation upon consummation of the merger.

SIXTH:	The articles of incorporation of the Company shall be the articles of incorporation of the surviving corporation upon consummation of the merger.

SEVENTH:	Upon the effective date of the merger, all of the authorized, issued and outstanding capital stock of the merging corporation shall be cancelled and shall no longer be authorized, issued or outstanding. The issued and outstanding shares of the Company shall not be converted or exchanged in any manner, but each such share which is issued and outstanding as of the effective date of the merger shall continue to represent one (1) issued and outstanding share of the surviving corporation.

EIGHTH:	Upon the effective date of the merger, the Company shall have all right, title and interest in and to all property and assets of Holdings, whether real or personal, and shall assume and be liable for all liabilities and obligations of Holdings.

NINTH:	Upon the effective date of the merger, the Company does hereby appoint the Secretary of State of the State of Delaware as its agent to accept service of process in the State of Delaware and all such service of process shall be mailed to the Company at the following address, until the Company shall have hereafter notified said Secretary of State otherwise:

321 N. Clark Street, Suite 1010 Chicago, Illinois 60610

2

IN WITNESS WHEREOF, the undersigned has executed this Agreement this 18th day of November, 1996.

UNIVERSAL OUTDOOR, INC.

By:	/s/ Brian T. Clingen
Title:	Vice President

File Number                 5067-765-6

To all to whom these Presents Shall Come, Greeting:

I, Jesse White, Secretary of State of the State of Illinois, do hereby certify that I am the keeper of the records of the Department of Business Services. I certify that

ATTACHED HERETO IS A TRUE AND CORRECT COPY, CONSISTING OF 16 PAGE(S), AS TAKEN FROM THE ORIGINAL ON FILE IN THIS OFFICE FOR UNIVERSAL OUTDOOR, INC..

In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, this 8TH day of AUGUST A.D. 2019 .

Authentication #: 1922002247 verifiable until 08/08/2020. Authenticate at: http://www.cyberdriveillinois.com	/s/ Jesse White
SECRETARY OF STATE